Exhibit 31.1

Certification of the Chief Executive Officer

Pursuant to

§240.13a–14 or §240.15d–14 of the Securities Exchange Act of 1934, as amended

I, Frank L. Jaksch Jr., certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10–K of ChromaDex Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. [Intentionally Omitted]

4. [Intentionally Omitted]

5. [Intentionally Omitted]

Date: April 30, 2010

/s/ FRANK L. JAKSCH JR.
Frank L. Jaksch Jr.
Chief Executive Officer